                                                                   Exhibit 10.30

================================================================================

                               SERVICING AGREEMENT

                            dated as of July 14, 2003

                                      among

                         FINANCIAL PACIFIC LEASING, LLC,
                                  as Servicer,

                       FINANCIAL PACIFIC FUNDING II, LLC,
                                   as Issuer,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                       as Trustee and as Back-up Servicer

================================================================================

                                                             Servicing Agreement


                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS...........................................................................        1

ARTICLE II            THE SERVICER..........................................................................        1

         Section 2.01.     Representations and Warranties of Servicer.......................................        1

         Section 2.02.     Indemnities of Servicer..........................................................        3

         Section 2.03.     Merger or Consolidation of, or Assumption of the Obligations of, Servicer or
                           Back-up Servicer.................................................................        4

         Section 2.04.     Servicer and Back-up Servicer Not to Resign......................................        5

         Section 2.05.     Representations and Warranties of Back-up Servicer...............................        5

ARTICLE III           ADMINISTRATION AND SERVICING OF CONTRACTS.............................................        6

         Section 3.01.     Duties of Servicer...............................................................        6

         Section 3.02.     Collection and Allocation of Contract Payments...................................        6

         Section 3.03.     Realization Upon Contracts.......................................................        7

         Section 3.04.     Physical Damage Insurance; Other Insurance.......................................        7

         Section 3.05.     Maintenance of Security Interests in Equipment...................................        8

         Section 3.06.     Additional Covenants of Servicer.................................................        8

         Section 3.07.     Purchase of Contracts Upon Breach................................................        8

         Section 3.08.     Servicer Fee.....................................................................        9

         Section 3.09.     Monthly Servicer's Report........................................................        9

         Section 3.10.     Annual Statement as to Compliance; Notice of Default.............................        9

         Section 3.11.     Independent Certified Public Accountant's Report.................................       10

         Section 3.12.     Servicer Expenses................................................................       10

         Section 3.13.     Treatment of Issuer..............................................................       10

         Section 3.14.     Access to Records, etc...........................................................       10

         Section 3.15.     Data Report......................................................................       11

         Section 3.16.     Employee Dishonesty Policy.......................................................       12

         Section 3.17.     Sub-Servicer.....................................................................       12

         Section 3.18.     Amendment to Guidelines..........................................................       12

         Section 3.19.     Certain Reporting Requirements...................................................       13

ARTICLE IV            COLLECTIONS...........................................................................       13

         Section 4.01.     [Reserved].......................................................................       13

         Section 4.02.     Collections......................................................................       13

         Section 4.03.     Application of Collections.......................................................       14

                                       -i-                   Servicing Agreement


                                TABLE OF CONTENTS

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ARTICLE V             TERMINATION; TERM.....................................................................       14

         Section 5.01.     Termination of Servicer..........................................................       14

         Section 5.02.     Appointment of Successor Servicer................................................       17

         Section 5.03.     Retention and Termination of Servicer............................................       18

         Section 5.04.     Back-up Servicer as Servicer.....................................................       19

ARTICLE VI            MISCELLANEOUS PROVISIONS..............................................................       19

         Section 6.01.     Termination......................................................................       19

         Section 6.02.     Amendments.......................................................................       19

         Section 6.03.     GOVERNING LAW....................................................................       20

         Section 6.04.     Notices..........................................................................       20

         Section 6.05.     Severability of Provisions.......................................................       21

         Section 6.06.     Binding Effect...................................................................       21

         Section 6.07.     Headings and Captions............................................................       21

         Section 6.08.     Legal Holidays...................................................................       21

         Section 6.09.     Security for the Loan............................................................       21

         Section 6.10.     No Servicing Assignment..........................................................       21

         Section 6.11.     Third-Party Beneficiaries........................................................       21

         Section 6.12.     SUBMISSION TO JURISDICTION.......................................................       22

         Section 6.13.     WAIVER OF JURY TRIAL.............................................................       22

         Section 6.14.     No Proceedings...................................................................       22

         Section 6.15.     Counterparts.....................................................................       23

Exhibit 3.09  --    Form of Monthly Servicer's Report

Exhibit 3.11  --    Verification Procedures

                                       -ii-                  Servicing Agreement

                               SERVICING AGREEMENT

         This SERVICING AGREEMENT ("Agreement"), dated as of July 14, 2003, is by and among Financial Pacific Leasing, LLC, a Washington limited liability company, as Servicer (the "Company" or the "Servicer"), Financial Pacific Funding II, LLC, a Delaware limited liability company, as Issuer (the "Issuer") and Wells Fargo Bank Minnesota, National Association, as Trustee (in such capacity, the "Trustee") and as Back-up Servicer (in such capacity, the "Back-up Servicer").

                              PRELIMINARY STATEMENT

         The Issuer has entered into an Indenture, dated as of July 14, 2003 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), with the Servicer, the Trustee and the Back-up Servicer.

         The Issuer and the Company have entered into the Amended and Restated Acquisition Agreement, dated as of July 14, 2003 (as amended, supplemented or otherwise modified from time to time, the "Acquisition Agreement"), relating to the sale by the Company to the Issuer of all of the Company's right, title and interest in and to certain Receivables and other assets which the Issuer is pledging to the Trustee pursuant to the Indenture.

         In addition, the Issuer is pledging to the Trustee, among other things, all of the Issuer's rights derived under this Agreement and the Acquisition Agreement, and the Servicer agrees that all covenants and agreements made by the Servicer herein shall also be for the benefit of the Noteholders and the Note Insurer. For their services under this Agreement, the Servicer, the Back-up Servicer and the Trustee will receive the compensation described herein or in the Indenture.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, capitalized terms defined in the Indenture and used and not otherwise defined herein shall have the meanings set forth in the Indenture. Any and all terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined in the Indenture.

                                   ARTICLE II

                                  THE SERVICER

         Section 2.01. Representations and Warranties of Servicer. The initial Servicer makes the following representations and warranties on which the Issuer, the Back-up Servicer, the Trustee, the Noteholders and the Note Insurer shall rely. With respect to such representations and warranties, the Note Insurer shall be deemed to have relied on such representations and warranties in issuing the Policy. The representations and warranties speak as of the execution

                                                             Servicing Agreement
and delivery of this Agreement, the Closing Date and each Funding Date and shall survive the date hereof and thereof:

         (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Washington, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to service the Contracts as provided herein.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which its ownership or lease of property or the conduct of its business (including the servicing of the Contracts as required by this Agreement) shall require such qualifications, licenses and approvals and where the failure to so qualify (or to obtain such licenses or approvals) could reasonably be expected to result in a Material Adverse Effect.

         (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Servicer by all necessary action.

         (d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not (A) conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or operating agreement of the Servicer; (B) conflict with, result in any material breach of any of the terms and provisions of, or constitute a default under, any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument; or (D) violate any law, order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties, which, in the case of clause (D), could reasonably be expected to result in a Material Adverse Effect.

         (f) No Proceedings. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the

                                        2                    Servicing Agreement
other Transaction Documents, or (C) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

         (g) Approvals. All approvals, authorizations, consents, orders or other actions of any court, governmental agency or body or official or other Person required to be obtained by the Servicer in connection with the execution and delivery of this Agreement have been or will be taken or obtained, and will be in full force and effect, on or prior to the Closing Date where the failure to take or obtain the same could be reasonably likely to have a Material Adverse Effect.

         (h) Financial Position. (A) The consolidated balance sheets of Financial Pacific Company as at December 31, 2002, and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, independent certified public accountants, and the unaudited consolidating balance sheets of the initial Servicer and its consolidated subsidiaries as at March 31, 2003, and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal quarters then ended, copies of which have been furnished to the Note Insurer, fairly present in all material respects the consolidated financial position of Financial Pacific Company and its consolidated subsidiaries as at such dates and the consolidated results of the operations of Financial Pacific Company and its consolidated subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, and (B) since March 31, 2003 there has been no material adverse change in any such financial position, business or operations.

         (i) Accurate Reports. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of the Servicer to the Trustee or the Note Insurer, pursuant to this Agreement or any other Transaction Document was inaccurate in any material respect as of the date it was dated or as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         (j) Servicer's Records. The Issuer is identified as "Lessor No. 5," in the records, software and reports of the Servicer.

         Section 2.02. Indemnities of Servicer.

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder, under any other Transaction Document or under applicable law, the Servicer hereby agrees to indemnify the Issuer, the Trustee, the Back-up Servicer, the Noteholders and the Note Insurer (collectively, the "Indemnified Parties"), forthwith on demand, from and against any and all liabilities, losses, damages, judgments, costs and expenses of any kind awarded against or incurred by any of them arising out of or resulting from (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Monthly Servicer's Report, any Data Report or any other written information or report delivered by or on behalf of the Servicer pursuant hereto or thereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, or (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Contracts or

                                         3                   Servicing Agreement
the related Collateral, or (iii) the failure of the Servicer to perform its duties or obligations in accordance with this Agreement or any other Transaction Document, excluding, however, (a) liabilities, losses, damages, judgments, costs and expenses to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for Defaulted Contracts and
(c) any tax upon or measured by net income of any Indemnified Party.

         (b) Trustee. The initial Servicer shall indemnify, defend, and hold harmless the Trustee from and against all reasonable costs, reasonable expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of its duties contained in this Agreement and the other Transaction Documents except to the extent that such loss, liability, claim, damage, or expense shall have been incurred by reason of the Trustee's willful misfeasance or gross negligence.

         (c) Termination or Expiration of Term. For purposes of this Section, in the event of the termination of the rights and obligations of a Servicer (or any successor thereto pursuant to Section 2.03) as Servicer pursuant to Section 5.01 of this Agreement, a resignation by such Servicer pursuant to this Agreement, or the expiration of the Servicer's term pursuant to Section 5.03 of this Agreement, such Servicer shall be deemed to be the Servicer pending the assumption by a successor Servicer of the Servicer's duties pursuant to Section
5.02 of this Agreement. The provisions of this Section 2.02(c) shall in no way affect the survival pursuant to Section 2.02(d) of the indemnification by the Servicer provided under this Section 2.02.

         (d) Survival. The provisions of this Section 2.02 shall survive the termination of this Agreement and the other Transaction Documents, and the resignation or removal of the Trustee, and shall include reasonable fees and expenses of outside counsel and expenses of litigation.

         Section 2.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Back-up Servicer. (a) The initial Servicer shall not merge or consolidate with or into, or (except for transfers of Contracts and related assets in the ordinary course of its business), in one transaction or a series of transactions, sell, assign or otherwise transfer all or substantially all of its assets or controlling membership interests to, any other Person, unless (i) either (A) such transaction is a merger or consolidation and the Servicer is the surviving limited liability company or (B) on or prior to the effectiveness of such transaction, the surviving entity or transferee shall execute an agreement of assumption to perform every obligation of the Servicer hereunder, which agreement shall be satisfactory in form and substance to the Controlling Party, (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing or would reasonably be expected to occur as a result of such transaction, (iii) the Servicer shall have delivered to the Controlling Party an Officer's Certificate stating that such consolidation, merger, sale, assignment or transfer and such agreement of assumption comply with this Section 2.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iv) the Servicer shall have delivered to the Controlling Party an Opinion of Counsel stating that such agreement of assumption is legal, valid, binding and enforceable in accordance with its terms and either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed and all other actions have been taken which are necessary fully to preserve and continue the validity, perfection and priority of the Trustee's interest in the Contracts and reciting the details of such filings and other actions, or (B) stating that, in the

                                        4                    Servicing Agreement
opinion of such counsel, no such filing or other action shall be necessary to preserve and continue the validity, perfection and priority of such interest and
(v) the Servicer shall have delivered notice thereof to the Rating Agencies. Nothing in this Section 2.03 shall be deemed to release the Servicer from any of its obligations as such.

         (b) Any Person (i) into which, the Back-up Servicer may be merged or consolidated, (ii) which may, result from any merger or consolidation to which the Back-up Servicer shall be a party, or (iii) which may, succeed to the properties and assets of the Back-up Servicer substantially as a whole, shall be the successor to the Back-up Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Back-up Servicer from any obligation.

         Section 2.04. Servicer and Back-up Servicer Not to Resign. Subject to the provisions of Section 2.03, neither the Servicer nor the Back-up Servicer may resign from the obligations and duties hereby imposed on it as Servicer or Back-up Servicer, as the case may be, under this Agreement except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Back-up Servicer, as the case may be, and the Controlling Party does not elect to waive the obligations of the Servicer or the Back-up Servicer, as the case may be, to perform the duties which render it legally unable to act or does not elect to delegate those duties to another Person. Notice of resignation of the Servicer or the Back-up Servicer, as the case may be, as a result of a determination as set forth in the immediately preceding sentence shall be communicated to the Issuer, the Trustee, the Rating Agencies and the Note Insurer at the earliest practicable time but in no event later than two (2) Business Days following knowledge thereof (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to and reasonably satisfactory to the Controlling Party concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until a successor Servicer acceptable to the Controlling Party shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 5.02 of this Agreement. No resignation of the Back-up Servicer shall become effective until an entity reasonably acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Back-up Servicer; provided, however, that if no such entity shall have assumed such responsibilities and obligations of the Back-up Servicer within 30 days of the resignation of the Back-up Servicer, the Back-up Servicer may petition a court of competent jurisdiction for the appointment of a successor to the Back-up Servicer acceptable to the Controlling Party.

         Section 2.05. Representations and Warranties of Back-up Servicer. The Back-up Servicer makes the following representations and warranties on which the Issuer, the Trustee, the Noteholders and the Note Insurer shall rely:

                  (i) The Back-up Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                                        5                    Servicing Agreement

                  (ii) The Back-up Servicer has full corporate power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                  (iii) This Agreement has been duly executed and delivered by the Back-up Servicer and constitutes a legal, valid and binding obligation of the Back-up Servicer in accordance with its terms.

                                  ARTICLE III

                    ADMINISTRATION AND SERVICING OF CONTRACTS

         Section 3.01. Duties of Servicer. The Servicer (on behalf of the Issuer and the Trustee) shall manage, service, administer and make collections on the Contracts with reasonable care and diligence in accordance with applicable laws, rules and regulations and with the Collection Guidelines, using that degree of skill and care consistent with that which a prudent person servicing leases or conditional sale contracts similar to the Contracts for itself or others would use or, if more exacting, which the Servicer exercises with respect to all comparable equipment leases that it services for itself or others. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Customers on such Contracts, investigating delinquencies, sending payment invoices to Customers, reporting tax information to Customers, accounting for collections, and furnishing monthly and annual statements to the Trustee and the Controlling Party with respect to distributions. Subject to the foregoing provisions of this Section 3.01, in performance of its duties as Servicer the Servicer shall follow its currently employed standards, policies and procedures or such other standards, policies and procedures as the Servicer employs in the future consistent with the business practice of other servicers in the industry servicing equipment leases or conditional sale contracts similar to the Contracts. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered to execute and deliver, on behalf of itself and the Trustee or either of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Contracts or to the Equipment securing, or otherwise subject to, such Contracts. If the Servicer shall commence a legal proceeding to enforce a Contract, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Contract to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce such Contract, unless the Controlling Party shall waive the enforcement of such Contract by the Servicer, then the Issuer shall, at the Servicer's expense and direction, and subject to obtaining such indemnity as the Controlling Party may reasonably require, take steps to enforce such Contract, including bringing suit in its own name. The Servicer shall prepare and furnish, and the Issuer shall execute, any powers of attorney and other documents reasonably necessary or appropriate from time to time to enable the Servicer to carry out its servicing and administrative duties hereunder.

         Section 3.02. Collection and Allocation of Contract Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and, subject to Section 3.01, shall follow such

                                       6                     Servicing Agreement


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collection procedures as it follows with respect to all comparable equipment leases and conditional sale contracts that it services for itself or others. The Servicer will be responsible for identifying payments received from the Customers and (i) transferring such payments to the Lockbox Account within two Business Days of receipt or (ii) if such payments were received in a post office box subject to a Lockbox Agreement, causing the related Lockbox Bank to transfer such payments into a related Lockbox Account that is subject to a Lockbox Agreement as described in Section 4.02. The Servicer, for so long as the Company is the Servicer, may grant extensions or other modifications on a Contract; provided that such extensions or other modifications are consistent with the Collection Guidelines. If the Servicer is not the Company, the Servicer may not make any extension or other modification on a Contract without the prior written consent of the Controlling Party. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Contract, consistent with the Collection Guidelines. The Servicer shall not agree to any reduction of the interest rate on any Contract (except as required by law if the related Customer is the subject of bankruptcy or insolvency proceedings) or of the amount of any Scheduled Payment on Contracts, or reduce the Implicit Principal Balance of any Contract (except for actual payments of principal received), unless such modifications are consistent with the Collection Guidelines. Notwithstanding anything to the contrary contained in this Section 3.02, the average of the Modification Ratios for the three most recently ended Due Periods shall not exceed 0.35%. "Modification Ratio" means, with respect to any Due Period, the fraction, expressed as a percentage, equal to (a) the number of Contracts affected by an extension, waiver, reduction or other modification pursuant to this Section during such Due Period divided by (b) the total number of Contracts as of the close of business of the last day of such Due Period.

         Section 3.03. Realization Upon Contracts. The Servicer (on behalf of the Issuer and the Trustee) shall use its best efforts, consistent with its customary servicing procedures and to the extent permissible in accordance with the Contracts and under applicable law, to repossess or otherwise convert the ownership of the Equipment securing, or that is the subject of, any Contract that is in default as to which the Servicer shall have determined eventual payment in full is unlikely. In connection therewith, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment lease contracts that are in default, which may include selling the Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Equipment unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Contract by an amount greater than the amount of such expenses. To the extent provided in this Agreement, the Servicer shall be entitled to net its reasonable and customary out-of-pocket costs and expenses incurred in connection with the repossession and disposition of Equipment from the liquidation proceeds related thereto.

         Section 3.04. Physical Damage Insurance; Other Insurance. (a) The initial Servicer, in accordance with its customary servicing procedures, shall verify that each item of Equipment continues to be covered by a policy of insurance with coverage amounts consistent with the requirements of the related Contract, insuring against loss and damage due to fire, theft, collision and, in the case of Equipment that is a titled vehicle, against other risks generally covered by liability coverage.

                                       7                     Servicing Agreement

         (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the Insurance Policies referred to in Section 3.04(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Issuer and the Trustee, shall take all such reasonable action as shall be necessary to permit recovery under any of the foregoing Insurance Policies. Any Insurance Proceeds collected by the Servicer under any of the foregoing Insurance Policies shall be deposited in the Lockbox Account within two (2) Business Days of receipt thereof. The parties hereto acknowledge that the Servicer shall not be required to force place any insurance coverage. In addition to such insurance maintained by the Customers with respect to the Equipment, the initial Servicer shall maintain, among other policies, a general liability insurance policy in the aggregate amount of $1,000,000 and an excess liability insurance policy in umbrella form in the aggregate amount of $8,000,000 for a total of $9,000,000 of liability insurance. Each of such policies shall be maintained by the initial Servicer in full force and effect and shall cover all Equipment. All premiums in respect of such policies shall be paid by the initial Servicer from its own funds. The Trustee and the Issuer shall be named as additional insureds on such liability policies. The Trustee shall be listed on such policies as: "Wells Fargo Bank Minnesota, National Association, as Trustee under the Indenture for the Series 2003-A Notes." The Servicer shall not reduce its insurance coverage with respect to the insurance policies without the consent of the Note Insurer.

         Section 3.05. Maintenance of Security Interests in Equipment. The Servicer and the Issuer shall take such steps as are required by applicable law to maintain perfection of (i) the security interest created by each Contract in the related Equipment (except that with respect to Equipment valued at less than fifteen thousand dollars ($15,000) and related to a Contract characterized by the Company as a true lease the Servicer shall not be required to make any filings against the related Customer) and (ii) the interest of the Trustee in the Collateral created by the Indenture, including but not limited to obtaining the execution by the Customers and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by Customers under the respective Contracts, the Company under the Acquisition Agreement and the Issuer under the Indenture. The Servicer is hereby authorized to take such steps as are necessary to re-perfect or continue the perfection of such security interest of the Company, the Issuer and the Trustee in connection with the occurrence of any event that would cause such security interest not to be perfected.

         Section 3.06. Additional Covenants of Servicer. The Servicer shall not release the Equipment securing any Contract from the security interest granted by such Contract in whole or in part except in the event of payment in full by the Customer thereunder or repossession, nor shall the Servicer impair the rights of the Trustee in such Contracts, nor shall the Servicer amend a Contract, except that extensions or other modifications may be granted in accordance with Section 3.02.

         Section 3.07. Purchase of Contracts Upon Breach. The Servicer or the Trustee shall inform the other such party and the Note Insurer promptly, in writing, upon the discovery (or, in the case of the Trustee, upon the actual knowledge of any Responsible Officer) of any material breach by the Servicer of its obligations under Section 3.04, 3.05 or 3.06. With respect to breaches pursuant to Section 3.04, 3.05 or 3.06, unless such breach shall have been cured by the last day of the first Due Period commencing after the Servicer's receipt of written notice of such

                                       8                     Servicing Agreement
breach or the Servicer's actual knowledge of such breach, whichever is earlier (or, at the Servicer's election, the last day of the current Due Period), the initial Servicer shall purchase from the Issuer any Contract with respect to which the interest of the Trustee, the Note Insurer or the Noteholders is materially and adversely affected by such breach on such last day of such first Due Period. In consideration of the purchase of a Contract pursuant to this Section, the initial Servicer shall remit the Purchase Price in immediately available funds to the Distribution Account not later than the last day of such first Due Period. If the initial Servicer complies in a timely manner with its repurchase obligation pursuant to this Section 3.07, then notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the sole remedy of the Trustee with respect to a breach pursuant to Section 3.04, 3.05 or 3.06 shall be to require the initial Servicer to repurchase Contracts pursuant to this Section 3.07; provided that the Servicer shall indemnify each Indemnified Party against all Indemnified Amounts which may be asserted against or incurred by any Indemnified Party, as a result of (i) third party claims arising out of the events or facts giving rise to such breach or
(ii) failure by the Servicer to comply with such obligation to purchase; provided further that the Indemnified Party shall not be indemnified as provided hereunder to the extent of such Indemnified Party's own gross negligence or willful misconduct.

         Section 3.08. Servicer Fee. The "Servicer Fee" for a Payment Date shall equal the product of (i) one-twelfth of the Servicer Fee Rate and (ii) the Aggregate IPB of all Contracts as of the opening of business on the first day of the related Due Period. In addition, the Servicer shall be entitled to keep all Servicing Charges, which amounts may be withdrawn by the Servicer from the Lockbox Account in accordance with the Lockbox Agreement.

         Section 3.09. Monthly Servicer's Report. On each Determination Date prior to 2:00 p.m. New York, New York time, the Servicer shall deliver to the Trustee, and if not to be made available on the Trustee's Internet website as described in Section 12.07(d) of the Indenture, the Rating Agencies, the Note Insurer and the Issuer, a Monthly Servicer's Report containing all information necessary to make the distributions pursuant to Section 12.02(d) of the Indenture (including information regarding all releases and substitutions of Contracts, for the Due Period preceding the date of such Monthly Servicer's Report) and the other information specified in Exhibit 3.09. Contracts to be purchased by the Servicer or to be purchased by the Company shall be identified by the Servicer by account number and by Customer's name with respect to such Contract (as specified in Schedule I to the relevant Assignment).

         Section 3.10. Annual Statement as to Compliance; Notice of Default. (a) The initial Servicer shall deliver to the Trustee and the Note Insurer, on or before April 30 of each year beginning April 30, 2004, an Officer's Certificate of the Servicer, dated as of December 31 of the preceding fiscal year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period and of its performance under this Agreement has been made under the supervision of the officer signing such Officer's Certificate and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                                       9                     Servicing Agreement

         (b) The Servicer shall deliver to the Trustee and the Note Insurer, promptly after having obtained knowledge thereof, but in no event later than two
(2) Business Days after obtaining such knowledge, written notice in an Officer's Certificate of the Servicer of any Default, Event of Default, Servicer Event of Default or Trigger Event.

         Section 3.11. Independent Certified Public Accountant's Report. The initial Servicer shall cause a firm of nationally-recognized certified public accountants, who may also render other services to the initial Servicer or to the Issuer, to deliver (1) to the Trustee and the Note Insurer on or before April 30 of each year as of December 31 of the preceding fiscal year, beginning April 30, 2004, a report addressed to the Board of Directors of Financial Pacific Company, to the effect that such firm has examined the consolidated financial statements of Financial Pacific Company, which financial statements include consolidating schedules related to the initial Servicer, and issued its report therefor and that such examination was made in accordance with generally accepted auditing standards (except as otherwise noted therein), and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) to the Controlling Party on or before April 30 of each year, a report verifying the information (using the procedures outlined in Exhibit 3.11 attached hereto), including the accuracy of the calculations, on the Monthly Servicer's Reports delivered by the initial Servicer during the prior year and tying such information to the initial Servicer's books and records. The reports described in clauses (1) and (2) above shall also indicate that the firm is independent of the initial Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 3.12. Servicer Expenses. Except as otherwise provided herein (including without limitation Section 5.02(a)), the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder including fees and disbursements of independent accountants (including but not limited to expenses associated with the reports delivered pursuant to Section
3.11 of this Agreement), the Trustee and the Back-up Servicer (to the extent that the fees of the Trustee and Back-up Servicer shall not be fully paid from distributions made pursuant to Section 12.02(d) of the Indenture), taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports made by the Servicer pursuant to the Transaction Documents.

         Section 3.13. Treatment of Issuer. The Servicer shall identify the Issuer as "Lessor No. 5" in the records, software and reports of the Servicer in accordance with Section II.1 of the Lockbox Agreement.

         Section 3.14. Access to Records, etc. (i) At any time and from time to time during regular business hours, and upon at least two (2) Business Days prior written notice (unless a Servicer Event of Default, a Default or an Event of Default shall have occurred and be continuing, in which case no notice shall be required), the Servicer shall permit the Issuer, the Trustee and the Note Insurer and/or their agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to Contracts, including, without limitation, related contracts and other agreements with respect to the Receivables and (B) to visit the offices and properties of the Servicer for the purpose of

                                       10                    Servicing Agreement
examining such materials described in clause (i)(A) next above, and to discuss matters relating to Contracts or the Servicer's performance hereunder or under any other Transaction Document with any of the officers or employees of such party having knowledge of such matters, and (ii) without limiting the provisions of clause (i) next above, from time to time on request of the Trustee, the Note Insurer or the Issuer, permit certified public accountants or other auditors acceptable to the Trustee, the Note Insurer or the Issuer to conduct a review of such party's books and records with respect to the Contracts and/or the related Receivables.

         Section 3.15. Data Report. On each Determination Date, the Servicer will transmit or deliver to the Trustee and Controlling Party a data report in the form of magnetic tape or diskette or computer modem transmission, in a format reasonably acceptable to the Controlling Party, containing such information as the Trustee or the Controlling Party may reasonably require with respect to the Contracts as of the close of business on the last day of the preceding Due Period, including without limitation the information necessary for preparation of the Monthly Servicer's Report (a "Data Report"). The Back-up Servicer shall verify that each Data Report is in a readable and usable form and covers all information necessary to service the Contracts, including, but not limited to, Aggregate IPB, Available Funds, Delinquent Contracts, Defaulted Contracts, Recoveries, prepayments and bankruptcies. The Back-up Servicer shall use each such monthly Data Report to confirm that the Monthly Servicer's Report delivered by the Servicer for the related Due Period is correct with respect to the following information: beginning and ending Aggregate IPB; the Implicit Principal Balance of Contracts that are 31-60, 61-90 and 91 or more days delinquent; the 31 to 60 Day Delinquency Ratio; the 61 to 90 Day Delinquency Ratio; the NPA Ratio; the sum of the Implicit Principal Balance of Defaulted Contracts for the related Due Period; and for each of the first four Monthly Servicer's Reports delivered after the Closing Date, confirmation of concentrations by Customer, broker, type of Equipment, and geographic territory as of the end of the related Due Period. The Back-up Servicer shall notify the Servicer, the Trustee and the Note Insurer of any material discrepancies in connection with such verification and confirmation on or before the third Business Day following the applicable Determination Date. The Back-up Servicer shall provide, on the Business Day prior to the related Payment Date written certification to the Trustee and the Note Insurer that the information confirmed pursuant to the second preceding sentence above appears complete and correct (except with respect to any discrepancies described above). In the event that the Back-up Servicer reports any material discrepancies, the Servicer and the Back-up Servicer shall attempt to reconcile such discrepancies prior to the Business Day prior to the related Payment Date, but in the absence of a reconciliation, the Monthly Servicer's Report shall control for the purpose of calculations and distributions with respect to the related Payment Date. In the event that the Back-up Servicer and the Servicer are unable to reconcile discrepancies with respect to a Monthly Servicer's Report by the end of the calendar month in which such Payment Date occurred, the Servicer shall, if so directed by the Controlling Party, cause a firm of nationally-recognized independent certified public accountants acceptable to the Controlling Party, at the Servicer's expense, to audit the Monthly Servicer's Report and, prior to the next succeeding Determination Date, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Monthly Servicer's Report for such Determination Date. Other than the duties specifically set forth in this Agreement, the Back-up Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Back-up Servicer shall have no liability for any actions taken or omitted by the Servicer.

                                       11                    Servicing Agreement

         Section 3.16. Employee Dishonesty Policy. The Servicer shall maintain such insurance policy as it has in place as of the Closing Date that insures against employee dishonesty, and such policy shall at all times provide coverage in an amount not less than $3,000,000.

         Section 3.17. Sub-Servicer. With the prior written consent of the Note Insurer, the Servicer may appoint any of its Affiliates as sub-servicer with respect to all or part of the Collateral, provided that the Servicer shall remain responsible for the performance of the Servicer's duties hereunder and that following the occurrence of an Event of Default, such sub-servicing agreement shall, if the Controlling Party so requests, be terminated. The Back-up Servicer may sub-contract its duties hereunder in its role as Back-up Servicer or if the Back-up Servicer becomes successor Servicer. The Back-up Servicer may execute any of its powers hereunder or perform any duties hereunder either directly or by or through a sub-contracted Back-up Servicer, and the Back-up Servicer shall not be responsible for any willful misconduct or negligence on the part of any such sub-contracted Back-up Servicer appointed by it hereunder with due care, provided that the Rating Agency Condition shall have been satisfied in connection with the appointment of any such sub-contracted Back-up Servicer.

         Section 3.18. Amendment to Guidelines. The initial Servicer may (x) make any change in the character of its business, and/or (y) amend the Collection Guidelines in accordance with, and only in accordance with, the following procedure:

                  (i) The initial Servicer shall deliver to the Note Insurer written notice of any proposed change or amendment; provided that such notice shall meet the requirements set forth in clause (v) below;

                  (ii) the Controlling Party shall have ten (10) Business Days following the date of its receipt of such written notice to reject such proposed change or amendment;

                  (iii) such proposed change or amendment shall not be effective prior to the expiration of the latest ten-Business-Day period specified in clause (ii) above;

                  (iv) such proposed change or amendment shall become effective at the expiration of the latest ten-Business-Day period specified in clause (ii) above unless the Controlling Party shall have delivered to the initial Servicer a written objection to such proposed change or amendment prior to the expiration of such ten-Business-Day period; and

                  (v) in order for the written notice specified in clause (i) above to be valid, such notice must contain (A) a representation and warranty to the effect that the change or amendment proposed in such notice will not result in any Material Adverse Effect and (B) a reference to this Section 3.18 and must contain the following statement in bold, uppercase type: "IF YOU WISH TO PREVENT THIS PROPOSED CHANGE OR AMENDMENT FROM BECOMING EFFECTIVE, YOU MUST DELIVER A WRITTEN OBJECTION TO THE AMENDMENT TO FINANCIAL PACIFIC LEASING, LLC WITHIN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE."

                                       12                    Servicing Agreement

         Section 3.19. Certain Reporting Requirements. The Issuer and the initial Servicer will furnish, or cause to be furnished, to the Trustee and the
Note Insurer (and the Trustee shall forward the same to the Noteholders):

                  (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Financial Pacific Company, copies of Financial Pacific Company's consolidated and consolidating quarterly financial reports prepared in accordance with generally accepted accounting principles, certified by the president, the chief financial officer or chief accounting officer of the initial Servicer.

                  (b) Annual Financial Statements of Financial Pacific Company. As soon as available and in any event within 120 days after the end of each fiscal year of Financial Pacific Company, a copy of Financial Pacific Company's combined and combining annual financial statements as reported on by nationally recognized independent certified public accountants, along with consolidated and consolidating schedules of the initial Servicer and the Issuer;

                  (c) Litigation. As soon as possible and in any event within three (3) Business Days of the Issuer's or the Servicer's knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could have a Material Adverse Effect and (ii) any material adverse development in any such previously disclosed litigation, investigation or proceeding; and

                  (d) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Contracts or the condition or operations, financial or otherwise, of the Issuer or the Servicer as the Trustee or the Controlling Party may from time to time reasonably request in order to protect the interest of the Trustee or the Controlling Party under or as contemplated by the Transaction Documents.

                                   ARTICLE IV

                                   COLLECTIONS

         Section 4.01. [Reserved].

         Section 4.02. Collections. (a) The Servicer shall instruct the Customers to remit payments on the Contracts only by mail or electronic funds transfer and only to a post office box or Lockbox Account that is under the control of a Lockbox Bank pursuant to a Lockbox Agreement, except as otherwise directed or required pursuant to Section 4.02(c). In the event that the Servicer or the Issuer receives any amounts constituting Available Funds, it shall deposit such amounts directly into the Lockbox Account within two Business Days of receipt thereof.

         (b) The parties acknowledge that the Servicer has entered into and may from time to time enter into arrangements with one or more banks or other financial institutions reasonably acceptable to the Controlling Party (each a "Lockbox Bank") for the receipt and processing by the Lockbox Banks of payments on Contracts sent by Customers to post office boxes controlled by the Lockbox Banks. The Servicer shall give the Trustee and the Controlling Party reasonable

                                       13                    Servicing Agreement
prior written notice of the effectiveness of any such arrangement, the names and addresses of the Lockbox Banks and the account number of each account maintained by such Lockbox Bank and into which Collections will be deposited (each a "Lockbox Account"), and shall provide the Trustee and the Controlling Party with copies of any agreements relating to the Lockbox Accounts (which agreements shall be in form and substance reasonably acceptable to the Controlling Party) and such other information as they may reasonably request with respect to such arrangements. The Servicer shall execute and deliver and shall require each Lockbox Bank to execute and deliver, before any Collections are deposited in any Lockbox Account maintained by such Lockbox Bank, an agreement among the Servicer, the Trustee, the Lockbox Bank and such other Persons as the Controlling Party may require, in form and substance reasonably satisfactory to the Controlling Party (each a "Lockbox Agreement"), covering each such Lockbox Account. Each Lockbox Agreement shall include a provision that, upon and after notice by the Trustee to the Lockbox Bank, the Lockbox Bank will not withdraw or transfer any funds from such Lockbox Account except in accordance with the Trustee's instructions. The Trustee shall give such notice upon the direction of the Controlling Party, and such direction from the Controlling Party shall be given, if at all, only after the occurrence of an Event of Default. Within two Business Days after deposit of any funds in any Lockbox Account, the Servicer will identify the funds that constitute Available Funds and instruct the Lockbox Bank to transfer such collected funds into the Collection Account. The Servicer is hereby authorized (which authorization may be revoked by the Controlling Party if an Event of Default has occurred) to direct the Lockbox Bank to transfer any other funds that do not constitute Available Funds to such accounts or other Persons as it may deem necessary.

         (c) Upon the occurrence and during the continuance of an Event of Default, the Controlling Party may direct or require the Servicer to direct the Customers to make all payments on Contracts to an account designated by the Controlling Party.

         Section 4.03. Application of Collections. All collections on a Contract for each Due Period shall be applied by the Servicer as follows: first, to any Scheduled Payment, or portion thereof that is past due, second, to the Scheduled Payment then due, third, to taxes owed by Servicer with respect to such Contract, fourth, to insurance premiums owed by Servicer with respect to such Contract, fifth, to other administrative fees and similar charges, sixth, to any late charges related to such Contract, and seventh, any excess remaining thereafter shall be applied to prepay such Contract.

                                   ARTICLE V

                                TERMINATION; TERM

         Section 5.01. Termination of Servicer. (a) Any of the following events shall constitute a "Servicer Event of Default":

         (i) The failure of the Servicer to deliver to the Trustee for payment to the Noteholders any payments or proceeds received and required to be so delivered under this Agreement, which failure continues unremedied until the end of the second successive Business Day;

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

         (ii) The failure of the Servicer to deliver a Monthly Servicer's Report, which failure continues unremedied until the end of the following Business Day;

         (iii) The failure of the Servicer to deposit any Purchase Price, which failure continues unremedied until the end of the following Business Day;

         (iv) The failure of the Servicer to make remittances or deliver notices pursuant to the Transaction Documents (including, without limitation, the failure to make a deposit in the Revenue Tax Account), which failure continues unremedied until the end of the following Business Day;

         (v) The failure of the Servicer to observe or perform in any material respect any covenant or agreement in the Transaction Documents which has not been remedied in accordance with the terms of the Transaction Documents; or the failure of any representation or warranty of the Servicer in any Transaction Document to be true and correct in all material respects when made, which failure continues unremedied for thirty (30) days after the Servicer has knowledge of such failure of such representation and warranty to be true and correct in all material respects when made;

         (vi) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Servicer under the United States Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency, reorganization, liquidation or other similar law now or hereafter in effect or any arrangement with creditors or appointing a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) for the Servicer or for any substantial part of its respective property, or ordering the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (vii) The institution by the Servicer of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Servicer to the institution of bankruptcy or insolvency proceedings against the Servicer, or the filing by the Servicer of a petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other applicable Federal or state bankruptcy insolvency, reorganization, liquidation or other similar law now or hereafter in effect, or the consent by the Servicer to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Servicer or of any substantial part of the Servicer's property, or the making by the Servicer of any assignment for the benefit of creditors, or the admission by it in writing of its inability, or the failure by it generally, to pay its debts as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

         (viii) If the Company (or any other Affiliate of Financial Pacific Company) is the Servicer, the failure of the Servicer and its consolidated subsidiaries to maintain Tangible Net Worth, calculated at the end of each calendar quarter, beginning

                                       15                    Servicing Agreement
                  with the quarter ending June 30, 2003, of not less than $20 million, plus 75% of net income from and including April 1, 2003, less the amount of dividends payable from and including April 1, 2003 to Financial Pacific Company for pass-through interest and principal due on its subordinated notes;

         (ix) The Controlling Party shall not have delivered a Servicer Extension Notice pursuant to which the Controlling Party extends the Servicer's term for a successive quarterly term;

         (x) The failure of the Servicer to pay any taxes then due and owing from the Issuer or any Affiliate of the Issuer with respect to the Collateral including, without limitation, the revenue taxes imposed by the State of Washington on the receipt of lease payments;

         (xi)     The occurrence of an Insurance Agreement Indenture Cross
                  Default; or

         (xii)    The occurrence of an Event of Default.

         If a Servicer Event of Default has occurred and is continuing, the Trustee shall, upon the direction of the Controlling Party, by notice then given in writing to the Servicer and the Note Insurer, terminate all of the rights and obligations of the Servicer arising after the effective date of such termination; provided that the Servicer's obligation to fund the Revenue Tax Account and to pay the taxes imposed by the State of Washington on income earned on leases characterized for tax purposes as conditional sales shall continue under the Transaction Documents. The Back-up Servicer, as promptly as possible, will assume the Servicer's rights, authority, power and obligations under the Transaction Documents, unless the Controlling Party, in its sole and absolute discretion, appoints another successor Servicer; provided that if the Controlling Party does appoint another successor Servicer, the Rating Agency Condition shall have been satisfied.

         (b) If the rights and obligations of Servicer are terminated in accordance with this Section, the Servicer resigns pursuant to Section 2.04 of this Agreement or the Servicer's term expires pursuant to Section 5.03 of this Agreement, then the Servicer shall be entitled to its pro rata share of the Servicer Fee for the number of days in the Due Period prior to the effective date of its termination or resignation or the expiration of its term. On or after the receipt by the Servicer of a written notice of termination delivered pursuant to this Section, the resignation of the Servicer in accordance with
Section 2.04 of this Agreement or the expiration of the Servicer's term pursuant to Section 5.03 of this Agreement, all authority and power of the Servicer under this Agreement and the other Transaction Documents, whether with respect to the Contracts or otherwise, shall, without further action, pass to and be vested in
(i) the Back-up Servicer as successor Servicer or (ii) such other successor Servicer as may be appointed under Section 5.02; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer; and, without limitation, the Controlling Party is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do

                                       16                    Servicing Agreement
or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, resignation or expiration, whether to complete the transfer and endorsement of the Contracts and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Trustee and the Controlling Party in effecting the termination, resignation or expiration of the responsibilities and rights of the predecessor Servicer under this Agreement and the other Transaction Documents, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held or should have been held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Contract and the delivery to the successor Servicer of all files and records concerning the Contracts and a computer tape in readable form containing all information necessary to enable the successor Servicer to service the Contracts and the other property of the Issuer. To the extent not paid pursuant to the Indenture, all reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring any documents or files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 5.01 shall be paid by the predecessor Servicer upon demand. The predecessor Servicer shall grant the Trustee and the Controlling Party reasonable access to the predecessor Servicer's premises during normal business hours at the predecessor Servicer's expense. The successor Servicer shall direct the Customers to make all payments under the Contracts directly to the successor Servicer at the predecessor Servicer's expense (in which event the successor Servicer shall process such payments directly).

         Section 5.02. Appointment of Successor Servicer. (A) Upon the Servicer's receipt of notice of termination pursuant to Section 5.01, the Servicer's resignation in accordance with Section 2.04 of this Agreement or the expiration of the Servicer's term pursuant to Section 5.03 of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination or in the case of such expiration, until a successor Servicer acceptable to the Controlling Party has assumed the obligations of the Servicer hereunder and, in the case of resignation, until the later of (x) the date that a successor Servicer acceptable to the Controlling Party has assumed the obligations of the Servicer hereunder in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination or resignation of, or the expiration of the term of, the Servicer, Wells Fargo Bank Minnesota, National Association, as Back-up Servicer, shall, at the direction of the Controlling Party, assume the obligations of Servicer hereunder on the date specified in such written notice (the "Assumption Date") pursuant to an assumption agreement in form and substance reasonably satisfactory to the Controlling Party or, in the event that the Controlling Party shall have determined that a Person other than the Back-up Servicer shall be the successor Servicer and shall have given notice thereof to the Rating Agencies, on the date of the execution of a written assumption agreement by such Person in form and substance reasonably satisfactory to the Controlling Party. Notwithstanding the Back-up Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of the Company as Servicer under this Agreement arising on and after the Assumption Date, the Back-up Servicer or any other successor to the Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the Assumption Date or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no

                                       17                    Servicing Agreement
obligation to perform any repurchase or advancing obligations, if any, of the Servicer pursuant to Sections 3.07 of this Agreement, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction (except for those of any Person to whom such successor Servicer delegates its duties pursuant to Section 3.17 of this Agreement), (v) no liability or obligation with respect to any indemnification obligations of any terminated Servicer pursuant to Section 2.02 of this Agreement and (vi) no liability to the extent that the information necessary for servicing the Contracts has not been provided to the successor Servicer by the terminated Servicer.

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities (except as set forth in the last sentence of paragraph (a) above), duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicer Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement.

         (c) The Controlling Party may exercise at any time its right to appoint as Back-up Servicer, or as successor Servicer, a Person other than the Person serving as Back-up Servicer or Servicer, as applicable, at the time, and shall have no liability to the Trustee, the Company, the Issuer, the Person then serving as Servicer or Back-up Servicer or any other Person if the Controlling Party does so. Subject to Section 2.04, no provision of this Agreement shall be construed as relieving the Back-up Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 5.01 or resignation of the Servicer pursuant to Section 2.04 or expiration pursuant to Section 5.03.

         (d) Notwithstanding anything contained in this Agreement to the contrary, the successor Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Contracts (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and the successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Errors (collectively, "Continued Errors"), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Controlling Party use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The successor Servicer shall be entitled to recover its costs thereby expended in accordance with Section 12.02 of the Indenture.

         Section 5.03. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on September 30, 2003, which term shall be extendible by the Note Insurer (provided that no Note Insurer Default has occurred and is continuing) for successive quarterly terms ending on each successive December 31, March 31, June 30 and September 30 (or, pursuant to revocable written standing instructions from time to time to the Servicer and the Trustee for any

                                       18                    Servicing Agreement
specific number of terms greater than one), until the Notes have been paid in full, all amounts due and owing to the Note Insurer have been paid in full and the Policy has been returned to the Note Insurer in accordance with its terms. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Note Insurer to the Servicer and the Trustee. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as a
Note Insurer Default shall have occurred and be continuing, the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Note Insurer, the Trustee will, within five days after, give written notice of such non-receipt to the Note Insurer and Servicer and the Servicer's term shall not be extended unless a Servicer Extension Notice is received on or before the last day of such term. Notwithstanding the foregoing, in the event a
Note Insurer Default has occurred and is continuing, the Servicer Extension Notice shall be deemed to have been delivered as of last day of the current term of the Servicer and extended until the next quarterly period.

         Section 5.04. Back-up Servicer as Servicer. Upon the appointment of the Back-up Servicer as the Servicer pursuant to Section 5.01 of this Agreement, every instance of the term "Servicer" in this agreement and the other Transaction Documents shall be deemed to mean the Back-up Servicer, unless the term "initial Servicer" is used (which shall continue to be deemed to mean the Company).

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 6.01. Termination. (a) Except with respect to a particular party under Section 2.02 or Article V hereof, or this Article VI, the respective duties and obligations of the parties hereto created by this Agreement shall terminate upon the discharge of the Indenture in accordance with its terms; and the respective duties and obligations of the Trustee shall terminate with respect to the Trustee in the event the Trustee resigns or is replaced under the Indenture; provided, however, that no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee under the Indenture. Upon the termination of this Agreement pursuant to this Section 6.01(a), the Servicer shall pay all monies with respect to the Collateral held by the Servicer and to which the Servicer is not entitled to the Issuer or upon the Issuer's order.

         (b) This Agreement shall not be automatically terminated as a result of an Event of Default or any action taken by the Trustee or the Controlling Party thereafter with respect thereto.

         Section 6.02. Amendments. This Agreement may be amended or modified from time to time by the parties hereto, but only with the prior written consent of the Note Insurer. Promptly after the execution by the Issuer, the Servicer, the Trustee and the Back-up Servicer of any

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

amendment pursuant to this Section, the Issuer shall mail to each Noteholder, the Note Insurer, WestLB and each Rating Agency a copy of such amendment.

         Section 6.03. GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 6.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed, or by facsimile, in each case as follows:

                  (a) if to the Issuer, to Financial Pacific Funding II, LLC, 3455 S. 344 Way, Suite 300, Federal Way, WA 98001, Attention: Erik Weedon, Facsimile No.: (253) 568-2222, Telephone No.: (253) 568-6140;

                  (b) if to the Trustee or to the Controlling Party (if the Note Insurer is not the Controlling Party), to Wells Fargo Bank Minnesota, National Association, Sixth and Marquette Avenue, MAC N9311-161 Minneapolis, Minnesota 55479, Attention: Corporate Trust Services -- Asset-Backed Administration, Facsimile No.: (617) 667-3539, Telephone
         No.: (612) 667-8058;

                  (c) if to the Servicer, to Financial Pacific Leasing, LLC, 3455 S. 344 Way, Suite 300, Federal Way, WA 98001, Attention: Erik Weedon, Facsimile No.: (253) 568-2222, Telephone No.: (253) 568-6140;

                  (d) if to the Back-up Servicer, to Wells Fargo Bank Minnesota, National Association, Sixth and Marquette Avenue, Minneapolis, MAC N9311-161, Minnesota 55479, Attention: Corporate Trust Services -- Asset-Backed Administration, Facsimile No.: (612) 667-3539, Telephone
         No.: (612) 667-8058;

                  (e) if to Moody's, to Moody's, at 99 Church Street, New York, New York 10007 (facsimile number (212) 553-4642), Attention: ABS Surveillance Group;

                  (f) if to to S&P, at 55 Water Street, 40th Floor, New York, New York 10041 (facsimile number (212) 438-2664), Attention: ABS Surveillance; or

                  (e) if to the Note Insurer, to Financial Security Assurance Inc., Financial Security Assurance Inc., 350 Park Avenue, New York, NY 10022, Attention: Senior Vice President -- Transaction Oversight Department (with a copy to the Attention of the General Counsel), Re:
         Financial Pacific Funding II, LLC, Series 2003-A, Policy No. 51429-N,
         Confirmation: (212) 826-0100, Facsimile Nos.: (212) 339-3518, (212)
         339-3529 (in each case in which notice or other communication to the Note Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). All notices and demands shall be

                                       20                    Servicing Agreement
         deemed to have been given (i) at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, (ii) on the third day after the mailing thereof to such address or (iii) when transmitted by facsimile (evidenced by electronic receipt), as the case may be.

         Section 6.05. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of this Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Controlling Party. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

         Section 6.06. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 6.07. Headings and Captions. The table of contents and article and section headings and captions in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 6.08. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

         Section 6.09. Security for the Loan. The Servicer and the Back-up Servicer understand that the Issuer will pledge pursuant to the Indenture to the Trustee, for the benefit of the Noteholders and the Note Insurer, all its right, title and interest to this Agreement. The Servicer and the Back-up Servicer consent to such pledge and further agree that all representations, warranties, covenants and agreements of the Servicer and the Back-up Servicer made herein shall also be for the benefit of and inure to the Note Insurer and the Noteholders.

         Section 6.10. No Servicing Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 2.03 hereof, this Agreement may not be assigned by the Issuer, the Servicer or the Back-up Servicer except in accordance with the express terms hereof without the prior written consent of the Note Insurer.

         Section 6.11. Third-Party Beneficiaries. The Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Note Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein or in the Basic Documents, any right of the Note Insurer to direct, appoint, consent to, approve of or take any action under this Agreement, shall be a right exercised by the Note Insurer in its sole and absolute discretion. The Note Insurer may disclaim any of its rights and powers under this

                                       21                    Servicing Agreement

Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee.

         Section 6.12. SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         C. AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 6.04 OF THIS AGREEMENT; AND

         D. AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         Section 6.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 6.14. No Proceedings. Each of the Servicer and the Issuer agrees not to institute against, or join any other Person in instituting against, or solicit or encourage any Person to institute against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceeding for one year and a day after the amounts owing under the Indenture and the other Transaction Documents have been paid in full.

                                       22                    Servicing Agreement

         Section 6.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]

                                       23                    Servicing Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                    FINANCIAL PACIFIC FUNDING II, LLC, as
                                        Issuer

                                    By: /s/ Peter A. Davis
                                        ---------------------------------------
                                        Name: Peter A. Davis
                                        Title: Chief Financial Officer

                                    FINANCIAL PACIFIC LEASING, LLC, as
                                        Servicer

                                    By: /s/ Peter A. Davis
                                        ---------------------------------------
                                        Name: Peter A. Davis
                                        Title: Chief Financial Officer

                                                             Servicing Agreement

                                    WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Trustee and
                                        as Back-up Servicer

                                    By: /s/ Jennifer C. Davis
                                        ---------------------------------------
                                        Name: Jennifer C. Davis
                                        Title: Assistant Vice President

                                        2                    Servicing Agreement